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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  DATE OF REPORT:          November 14, 1996
                                 --------------------------------------
                                   (Date of the earliest event reported)

                             DISCOVERY ZONE, INC.
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             (Exact name of Registrant as specified in its charter)


      Delaware                        0-21854                  36-3877601
      --------                        -------                  ----------
(State or other jurisdiction      (Commission File        (I.R.S. Employer
of incorporation)                 Number)                 Identification Number)


         110 East Broward Boulevard
         Ft. Lauderdale, Florida                                  33301
         --------------------------                            ----------
         (Address of principal executive offices)              (Zip Code)




                                 954-627-2400
                ------------------------------------------------
               Registrant's telephone number, including area code





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Item 5.  Other Events.

                 On November 14, 1996, Discovery Zone, Inc. and nineteen subsidiaries (collectively, "Discovery Zone") and Birch Holdings L.L.C. ("Birch"), the largest senior unsecured creditor of Discovery Zone, filed a Joint Plan of Reorganization (the "Joint Plan") for Discovery Zone, pursuant to which Birch would become Discovery Zone's controlling stockholder. The Joint Plan is subject to approval by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

                 Under the Joint Plan, holders of Discovery Zone's bank debt, holders of certain general unsecured claims, and holders of Discovery Zone's Liquid Yield Option Notes would receive 100% of the common stock of the reorganized Discovery Zone in exchange for their claims, and Discovery Zone's existing common stock would be extinguished. Certain trade creditors which agree to provide goods or services to Discovery Zone on credit after it emerges from its chapter 11 proceeding may elect to receive a cash distribution in exchange for their claims.

                 The Joint Plan was filed without an accompanying disclosure statement (the "Disclosure Statement") pursuant to an order (the "Order") of the Bankruptcy Court. The Order also extended the period within which Discovery Zone is permitted to file the Disclosure Statement with the Bankruptcy Court until November 27, 1996.

                 The Joint Plan is filed as an exhibit hereto and is incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                 The Joint Plan is filed as an exhibit hereto and is incorporated by reference herein.





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DISCOVERY ZONE, INC.



                                        By: /s/ David A. Barclay
                                           ----------------------------------
                                           David A. Barclay
                                           Vice President and General Counsel





Dated:  November 15, 1996





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                              DISCOVERY ZONE, INC.

                           Current Report on Form 8-K

                                 Exhibit Index


Exhibit No.          Description

 2.1                 Joint Plan of Reorganization dated as of November 14, 1996





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